CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 10, 2005

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events

Item 8.01: Other Events

On February 1, 2005, AXM Pharma’s Board of Directors approved the 2005 Equity Incentive Plan authorizing 5,000,000 shares of our common stock, plus all Shares remaining available for issuance under the Company’s 2004 Incentive and NonStatutory Stock Option Plan, for issuance under the 2005 Plan.  At the Company’s Special Meeting of Stockholders, held on March 10, 2005, the votes cast in favor of the aforementioned 2005 Plan exceeded the votes cast against it and the 2005 Plan was thereby approved.  Although the Board of Directors previously approved the 2005 Plan, no shares have been issued under it.

On February 1, 2005, the Board also approved the issuance of up to 6,500,000 shares below current market prices.  At the Special Meeting, the stockholder votes cast in favor of the aforementioned issuance proposal exceeded the votes cast against it.  Therefore, the proposal was approved and the Board is authorized to issue up to 6,500,000 shares of restricted common stock at below market prices.  The Company has not issued any shares pursuant to this proposal.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	2005 Equity Incentive Plan (Incorporated by reference to the Company’s Definitive Schedule 14A filed on February 15, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM Pharma, Inc.

By: /s/ Chet Howard
Chet Howard, CEO